Exhibit 1.1

SAREPTA THERAPEUTICS, INC.

Common Stock

($0.0001 par value per share)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

July 3, 2013

FURTHER LANE SECURITIES, L.P.

555 Madison Avenue, 25th Floor

New York, NY 10022

Ladies and Gentlemen:

Sarepta Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Further Lane Securities, L.P. (“Further Lane”), as sales agent and/or principal (“Agent”), shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $125,000,000 on the terms set forth in Section 2 of this Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), on Form S-3 (File No. 333-184807), in respect of the Company’s Common Stock (including the Shares) and other securities within three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, has become effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement or prospectus relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Base Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any prospectus supplement or prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement. The Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together, collectively, and, with respect to any Shares, together with the public offering price of such Shares, shall be referred to herein as the “General Disclosure Package”.

Section 1. Representations and Warranties. The Company represents, warrants and covenants to the Agent, as of the date of this Agreement, each Applicable Time and each date on which a certificate is required to be delivered to the Agent pursuant to Section 3(j), if any, as follows (unless such representation or warranty specifies a different time):

(a) Compliance with Registration Requirements. The Registration Statement became effective under the 1933 Act. The Company has complied, to its knowledge to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information made on or prior to the date hereof. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission.

The Base Prospectus when filed complied in all material respects with the 1933 Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copy thereof delivered to the Agent for use in connection with the offer and sale of the Shares. Each of the Registration Statement, and any post-effective amendment thereto, at the time it became effective, complied and will comply in all material respects with the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Applicable Time, the General Disclosure Package (including any Prospectus wrapper), taken as a whole, did not, and at each Applicable Time and at each Settlement Date (as hereinafter defined in Section 2), the General Disclosure Package, as then amended or supplemented by the Company, if applicable, taken as a whole, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at each Applicable Time and each Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Base Prospectus, the Prospectus or the General Disclosure Package, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in Annex II hereto. There are no contracts or other documents required to be described in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the 1933 Act. Any free writing prospectus relating to the transactions contemplated by this Agreement that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act. Each free writing prospectus relating to the transactions contemplated by this Agreement that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the 1933 Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date, and as of each Settlement Date, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Base Prospectus or the Prospectus. Except for the free writing prospectuses, if any, identified on Schedule A hereto, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, not to be unreasonably withheld or delayed, prepare, use or refer to, any free writing prospectus relating to the Shares.

(b) Offering Materials Furnished to Agent. If so requested by the Agent, the Company has delivered to the Agent two complete copies of the Registration Statement, each amendment thereto and of each consent and certificate of experts filed as a part thereof.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Agent’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Agent, or the Registration Statement.

(d) The Sales Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares, except for such rights as have been duly waived. No approval of the shareholders of the Company under the rules and regulations of the Nasdaq Global Market (including Rule 5635 of the Nasdaq Marketplace Rules) is required for the Company to issue and deliver to the Agent the Shares. All subsequent references herein to “Nasdaq” mean the Nasdaq Global Market or such national securities exchange as the Shares are listed on from time to time as the principal exchange thereof.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(g) No Material Adverse Change. Except as otherwise disclosed in the General Disclosure Package, subsequent to the respective dates as of which information is given in the General Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(h) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) for the years ended December 31, 2012, 2011 and 2010 and related supporting schedules, each filed with the Commission and incorporated by reference into the Registration Statement, Base Prospectus, the Prospectus and General Disclosure Package, are an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (the “PCAOB”) and as required by the 1933 Act.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission and incorporated by reference in the Registration Statement, Base Prospectus, the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules incorporated by reference in the Registration Statement, taken together with such financial statements, present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements). No other financial statements or supporting schedules are required to be incorporated by reference in the Registration Statement or the Prospectus. The

financial data set forth or incorporated by reference in the Registration Statement and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited or unaudited financial statements incorporated by reference in the Registration Statement and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement, General Disclosure Package and the Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto (the “XBRL Data”).

(j) Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the XBRL Data is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the General Disclosure Package, the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) as of December 31, 2012 and as of the date hereof, and since December 31, 2012, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(k) Incorporation and Good Standing of the Company. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of [Oregon, the State of Washington, the Commonwealth of Massachusetts and the Commonwealth of Virginia] and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change. Each of the subsidiaries of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change. Except as set forth in the General Disclosure Package, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

(l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the General Disclosure Package as of the dates referred to therein (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the General Disclosure Package or changes in the number of outstanding shares of common stock of the Company due to the issuance of shares of common stock upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock, or as a result of the issuance of the Shares). The Shares conform in all material respects to the description thereof contained in the General Disclosure Package. All of the issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the issued and outstanding shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Prospectus and the General Disclosure Package, which descriptions accurately and fairly present the information required to be disclosed with respect to the foregoing, or subsequent issuances, if any, pursuant to employee benefits plans described in the General Disclosure Package. All grants of options to acquire shares of Common Stock (each, a “Company Stock Option”) were validly issued and approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof. Grants of Company Stock Options were (i) made in material compliance with all applicable laws and (ii) as a whole, made in material compliance with the terms of the plans under which such Company Stock Options were issued. There is no and has been no policy or practice of the Company in connection with the granting of Company Stock Options that violates any applicable law. Except as described in the General Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(m) Stock Exchange Listing. The shares of Common Stock are registered pursuant to Section 12(b) of the 1934 Act and are listed on the Nasdaq Global Market under the trading symbol “SRPT,” and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the 1934 Act or delisting the shares of Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing, except for such notifications described in the General Disclosure Package and the Prospectus. The Company has filed a Listing of Additional Shares Notification Form for the Shares on Nasdaq.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws, or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the section of the Prospectus Supplement captioned “Plan of Distribution” and the issuance and sale of the Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for consents that have been validly obtained and except for such breaches, Defaults or results, or failure to obtain such consent, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the section of the Prospectus Supplement captioned “Plan of Distribution”, except such as have been obtained or made or will be made by the Company under the 1933 Act or the 1934 Act, or that may be required by the Financial Industry Regulatory Authority (“FINRA”), or such notices that may be required by Nasdaq.

(o) No Material Actions or Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries or (ii) which have as the subject thereof any property owned or leased by the Company or any of its subsidiaries, where in any such case such action, suit or proceeding (including without limitation, any such action, suit or proceeding for which, to the Company’s knowledge, there is a substantial likelihood that it will be determined adversely to the Company or any of its subsidiaries), if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. There are no current or pending legal, governmental or regulatory investigations of which the Company is aware, actions, suits or proceedings that are required under the 1933 Act to be described in the Prospectus that are not so described. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(p) Intellectual Property Rights. The Company and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual

Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus, and the Company has not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to the foregoing except for those described in the General Disclosure Package and the Prospectus or those that would not reasonably be expected to result in a Material Adverse Change. The Intellectual Property licenses described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. The Company and each of its subsidiaries have not received any written notice of any asserted or threatened claim of breach, and the Company and its subsidiaries have complied in all material respects with, and are not in breach of any Intellectual Property license, and the Company has no knowledge of any breach by any other person to any Intellectual Property license. Except as described in the General Disclosure Package and the Prospectus, no written claim has been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each of its subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property , including the execution of appropriate nondisclosure and confidentiality agreements to protect its trade secrets. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of their respective businesses as currently conducted. The Company and each of its subsidiaries has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and each of its subsidiaries in the conduct of the their respective businesses. No written claims have been asserted or threatened against the Company or any of its subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of their respective businesses. The Company and each of its subsidiaries takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(q) All Necessary Permits, etc. The Company and each of its subsidiaries has made all filings, applications, declarations and submissions required by, and owns or possesses all approvals, licenses, certificates, clearances, consents, exemptions, marks, notifications, orders, authorizations and permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies, including, without limitation, the Food and Drug Administration (the “FDA”) and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA), which are required for the ownership of their respective properties or the conduct of their current respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) and is in compliance with the terms and conditions of all such Governmental Permits, except where any failures to make, own or possess or be in compliance with such Government Permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All such Governmental Permits are valid and in full force and effect. Except as set forth in the General Disclosure Package, neither the Company nor any of its subsidiaries has received any written notice of any revocation, modification or cancellation of, any such Governmental Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(r) Clinical Matters. (i) Each Investigational New Drug application (“IND”) submitted by the Company or any of its subsidiaries to the FDA or equivalent application submitted by the Company to foreign regulatory bodies, and related documents and written information, has been submitted and maintained in compliance in all material respects with applicable statutes, rules and regulations administered or promulgated by the FDA or other regulatory body (“FDA Laws”), or was corrected or supplemented by a subsequent document or written information in compliance in all material respects with FDA Laws, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) to the Company’s knowledge, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or its subsidiaries that are described in the General Disclosure Package or the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted medical and scientific standards; and the drug substances used in the clinical trials have been manufactured in all material respects under applicable current Good Manufacturing Practice requirements, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) the descriptions of the results of the studies, tests and preclinical and clinical trials that are described in the General Disclosure Package and the Prospectus are accurate and complete in all material respects. Neither the Company nor any of its subsidiaries has received any written notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its subsidiaries. To the Company’s knowledge, no filing or submission made by the Company to the FDA or any other regulatory body, that is intended to be the basis for any approval of the Company’s or any of its subsidiaries’ product candidates, contained any material omission or, materially false information as of the date of submission, and any necessary or required updates, changes, corrections or modifications have been submitted to the relevant regulatory body.

(s) Title to Properties. Except as set forth in the General Disclosure Package, each of the Company and its subsidiaries has good and marketable title to all of the real property and good and valid title to all personal property and other assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the General Disclosure Package) (excluding patents and patent applications covered in Section 1(p) above), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. To the Company’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company or its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company and its subsidiaries.

(t) Tax Law Compliance. The Company and each of its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all material taxes required to be paid by the Company and each of its subsidiaries and, if due and payable, any related or similar assessment, fine or penalty levied against the Company and each of its subsidiaries except as may be being contested in good faith and by appropriate proceedings or as disclosed in the General Disclosure Package. The Company and each of its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above to the extent required by generally accepted accounting principles in the U.S. in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company and each of its subsidiaries has not been finally determined.

(u) Company Not an “Investment Company”. Neither the Company nor any of its subsidiaries is, and at no time during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares will be, and, after giving effect to the offering and sale of any Shares, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) Insurance. The Company and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the relevant Applicable Time; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(w) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the shares of Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(x) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(y) S-3 Eligibility. At the time the Registration Statement became effective and as of the date hereof, the Company met the then applicable requirements for use of Form S-3 under the 1933

Act. The Company is eligible to offer and sell securities under the Registration Statement (including the offer and sale of the Shares) without reliance on General Instruction I.B.6 of Form S-3. On the date of this Agreement, the Company (i) had a non-affiliate, public common equity float of at least $150 million and (ii) had been subject to the 1934 Act reporting requirements for a period of at least 36 months.

(z) 1934 Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act.

(aa) FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided pursuant to FINRA Rule 5110 or the National Association of Securities Dealers Inc. (the “NASD”) Conduct Rule 2710 or 2720 is true, complete and correct. Neither the Company nor, to the knowledge of the Company, any of its affiliates (within the meaning of the NASD Conduct Rule 2720(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(bb) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and the Prospectus and General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(cc) No Unlawful Contributions or Other Payments. Except as set forth in the General Disclosure Package and the Prospectus (which exception shall not be construed as an admission of any such contribution or payment), neither the Company nor any of its subsidiaries, and, to the Company’s knowledge, any employee or agent of the Company, have made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(dd) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) the Company’s principal executive officer and principal financial officer concluded to be effective at the reasonable assurance level. Based on the most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Compliance with Environmental Laws. Except as would not, reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each of its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ff) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to result in the loss of such qualification.

(gg) Sarbanes-Oxley. There is and has been no failure on the part of the Company, any of its subsidiaries, or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(hh) Brokers. Except as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ii) Underwriter Agreements. As of the date hereof, the Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

(jj) No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the 1934 Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company or any of its subsidiaries except for such extensions of credit as are permitted by Section 13(k) of the 1934 Act.

(kk) Compliance with Laws. Except as set forth in the General Disclosure Package and the Prospectus (which exception shall not be construed as an admission of any such contribution or payment), neither the Company nor any of its subsidiaries has been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change. Except as set forth in the General Disclosure Package and the Prospectus (which exception shall not be construed as an admission of any such contribution or payment), neither the Company nor any subsidiary has received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any laws applicable to the Company, except for such noncompliance the correction of which would not result in a Material Adverse Change.

(ll) Foreign Corrupt Practices Act. Except as set forth in the General Disclosure Package and the Prospectus (which exception shall not be construed as an admission of any such contribution or payment), neither the Company, any subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, each of its subsidiaries, and, to the Company’s knowledge, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect thereto is pending or, to the Company’s knowledge, threatened.

(nn) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Forward-looking statements. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus has been made with a reasonable basis.

Any certificate signed by any officer of the Company and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal will be made only by methods deemed to be an “at the market offering” as defined in Rule 415 under the 1933 Act or as otherwise agreed to by the Agent and the Company, including by means of ordinary brokers’ transactions on the Nasdaq, or otherwise at market prices prevailing at the time of sale or at prices related to prevailing market prices or at negotiated prices or, with the Company’s prior written approval, in privately negotiated transactions. Nothing contained herein shall be deemed to restrict the Company from undertaking a simultaneous offering of its securities, provided the Agent is given notice, if applicable, pursuant to Section 3(p).

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on that trading day (other than a day on which the Nasdaq is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”), provided that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales (the “Purchase Date”); provided further that so long as the Company’s Common Stock is not an “actively-traded security” within the meaning of Rule 101(c)(1) of Regulation M or if deemed necessary, in the Agent’s reasonable discretion, in connection with the Agent’s initiation of research reports about the Company, the Agent may, in its reasonable discretion, by reasonable notice to the Company, delay the Purchase Date in respect of all or any portion of the Shares deliverable pursuant to any Terms Agreement to such date as it determines is reasonably necessary to ensure compliance with Regulation M and any other applicable legal or regulatory requirements. On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent), and Agent shall follow such instruction, as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold, which may be determined using a formula, calculation or other methodology (including an average daily volume or weighted average price). Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by each of the Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, the Company may, upon notice to the Agent, suspend the offering of the Shares or the Agent may, upon reasonable notice to the Company, suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Any notice given pursuant to the preceding sentence may be given by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged). The Company may, upon notice to the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent), seek to terminate or amend a Company instruction to the extent not completed at the time of notice, and the Agent will use good faith efforts to implement such termination or amendment, but shall not be obligated to take any action that in its discretion it deems would disrupt a sale in progress but not yet confirmed.

(d) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on the Nasdaq, or otherwise at market prices prevailing at the time of sale or at prices related to prevailing market prices or at negotiated prices or, with the Company’s prior written approval, in privately negotiated transactions. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be up to 2.0% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. The Company may sell Shares to the Agent, acting as principal, at a price agreed upon with the Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. As of the date hereof, no such deductions are expected to be imposed.

(e) If acting as a sales agent hereunder, the Agent shall provide written confirmation to the Company following the close of trading on the Nasdaq on each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.

(f) Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.

(g) Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the gross proceeds from the sale of such Shares less the compensation payable to the Agent pursuant to Section 2(d). Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in immediately available funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.

(h) Notwithstanding any other provision of this Agreement, the Company and the Agent agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information.

(i) At each Applicable Time and each date on which a certificate is required to be delivered to the Agent pursuant to Section 3(j), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement, modified as necessary to relate to the Registration Statement and the Prospectus as amended to such time. Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3. Covenants. The Company agrees with the Agent:

(a) At all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 153 or 172 or any similar rules, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with sales by the Agent or a dealer (the “Prospectus Delivery Period”), (i) that the Company will not file any amendment or any supplement to the Registration Statement or the Prospectus (other than documents incorporated by reference) prior to any Settlement Date unless a copy thereof has been submitted to the Agent a reasonable period before the filing and the Agent has not reasonably objected thereto (provided, the failure to object shall not relieve the Company of liability or obligations hereunder or affect the Agent’s rights to rely on the representations and warranties herein) and will advise the Agent, promptly after it receives notice thereof, of the time when any such amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agent with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to become subject to taxation in any jurisdiction in which it is not otherwise subject; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) During the Prospectus Delivery Period, the Company will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During the Prospectus Delivery Period, if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(f) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.

(g) In connection with the offering and sale of the Shares, the Company will file with the Nasdaq all documents and notices, and make all certifications, required by the Nasdaq of companies that have securities that are listed or quoted on the Nasdaq and will maintain such listings or quotations.

(h) To not take, directly or indirectly, and to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i) At each Applicable Time, each date on which a certificate is required to be delivered to the Agent pursuant to Section 3(j) and each date on which Shares are delivered to the Agent pursuant to a Terms Agreement (but only if so required therein as a supplement thereto), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(j) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date pursuant to a Terms Agreement and not later than three (3) Trading Days after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i), (2) in connection with the filing of any current reports on Form 8-K (other than any current reports on Form 8-K which contain financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the

Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. The requirement to provide a certificate under this Section 3(j) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which no order for a sale is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a notice to sell Shares hereunder (which for such calendar quarter shall be considered a Registration Statement Amendment Date or Company Periodic Report Date, as applicable) and the next occurring Registration Statement Amendment Date; provided, however, that such waiver shall not apply for any date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not provide Agent with a certificate under this Section 3(j), then before the Company seeks to sell Shares or Agent accepts an order to sell any Shares, the Company shall provide Agent with a certificate hereunder.

(k) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date pursuant to a Terms Agreement (but only if so required therein as a supplement thereto), and not later than three (3) Trading Days after each (i) Registration Statement Amendment Date (other than arising through the amendment or supplement to the Registration Statement or Prospectus via incorporation by reference of documents therein (excluding an amendment or supplement to the Registration Statement or Prospectus via any current reports on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act)) with respect to which the Company is obligated to deliver a certificate under Section 3(j) for which no waiver is applicable and (ii) filing by the Company of an Annual Report on Form 10-K, the Company will furnish or cause to be furnished to the Agent and to counsel to the Agent the written opinion and letter of Ropes & Gray LLP, and Nelson Mullins Riley & Scarborough LLP or other counsel reasonably satisfactory to the Agent, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Section 6(b), Section 1(a) and Section 6(c), respectively, of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(l) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date (other than arising through the amendment or supplement to the Registration Statement or Prospectus via incorporation by reference therein (excluding an amendment or supplement to the Registration Statement or Prospectus via any current reports on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act)) with respect to which the Company is obligated to deliver a certificate under Section 3(j) for which no waiver is applicable and (ii) filing by the Company of an Annual Report on Form 10-K, the Company will cause KPMG LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(m) The Company consents to Further Lane (and its affiliates and agents) trading in the Company’s Common Stock for the account of Further Lane (and its affiliates and agents) and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement, so long as such trading does not render Agent incapable of compliance with its obligations hereunder or violate applicable law.

(n) If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will, to the extent required by applicable law, offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(o) The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices or electronically or telephonically, as the Agent may reasonably request.

(p) During the period beginning on and including the fifth business day immediately prior to the date on which the Company has instructed the Agent to make sales of Shares under this Agreement through and including the third business day following the final Settlement Date with respect to the Shares sold pursuant to such instruction, the Company will not, without (i) giving the Agent at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (A) (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (2) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (B) directly or indirectly repurchase, offer to repurchase, announce its intention to repurchase, or otherwise enter into any transaction with the economic effect of repurchasing any shares of its Common Stock. The foregoing sentence shall not apply to (x) the Shares to be offered and sold through the Agent pursuant to this Agreement or any Terms Agreement, (y) the issuance of shares of Common Stock upon exercise of the Company’s currently outstanding warrants and (z) stock options, restricted stock or other equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(q) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, this Agreement shall automatically terminate on such Renewal Deadline unless prior thereto the Company has filed, if it has not already done so and is eligible to do so, an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) relating to the shares of Common Stock, in a form reasonably satisfactory to the Agent, or, if the Company is not eligible to file an automatic shelf registration statement, the Company has filed, if it has not already done so, a new shelf registration statement relating to the shares of Common Stock, in a form reasonably satisfactory to the Agent. The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. Unless this Agreement is automatically terminated as provided above, the Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(r) The Company will give prior written notice to Agent prior to entering into any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

Section 4. Free Writing Prospectus.

(a) (i) The Company represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and (ii) the Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act required to be filed with the Commission

(b) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses. The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933

Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all documented expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky Surveys; (iv) any documented filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Agent in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) the reasonable and documented fees and expenses of counsel to the Agent in connection with this Agreement and the offering contemplated hereby, in an amount not to exceed $75,000; (vi) all fees and expenses in connection with listing or quoting the Shares on the Nasdaq; (vii) the cost of preparing the Shares; (viii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make. Expenses related to clauses (iii) and (iv) of this Section 5 shall not exceed $10,000.

Section 6. Conditions of the Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Company Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on the business day immediately following the date hereof and in accordance with Section 3(a) hereof, any other material relating to the transactions contemplated by this Agreement required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.

(b) On every date specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agent, Ropes & Gray LLP, counsel for the Company, shall have furnished to the Agent a written opinion or opinions and negative assurance letter, dated as of such date, in form and substance reasonably satisfactory to the Agent.

(c) [Reserved]

(d) At the dates specified in Section 3(l) hereof and on such other dates as reasonably requested by the Agent, the independent accountants of the Company who have certified the financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agent, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form reasonably satisfactory to the Agent stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) and on such other dates as reasonably requested by the Agent, the Agent shall have received a certificate of the Company executed by an executive officer of the Company, whom shall be either of the Chief Executive Officer or the Chief Financial Officer, dated as of the date thereof, certifying, after reasonable inquiry, that (A) there has been no Material Adverse Change since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented (giving effect to documents incorporated by reference and filed publicly on EDGAR), (B) the representations and warranties in Section 1 hereof are true and correct as of such date (or as of any earlier date specified therein), (C) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, (D) the Company has complied with all of the agreements and covenants contemplated herein and in any applicable Terms Agreement and satisfied all conditions on its part to be performed or satisfied hereunder and thereunder.

(f) Since the date of the latest audited financial statements then included or incorporated by reference in the General Disclosure Package and the Prospectus, no Material Adverse Change shall have occurred.

(g) The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h) On such dates as reasonably requested by the Agent, the Company shall have cooperated with and permitted Agent to conduct due diligence sessions, in form and substance satisfactory to the Agent.

(i) All filings relating to the Shares with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j) The Shares shall have received approval for listing or quotation on the Nasdaq prior to the first Settlement Date.

(k) Prior to any Settlement Date, the Company shall have furnished to the Agent such further information, documents or certificates as the Agent may reasonably request.

Section 7. Indemnification.

(a) The Company will indemnify and hold harmless the Agent, its affiliates, directors and officers, agents and employees, members and managers, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of such persons, against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” relating to the transactions contemplated by this Agreement filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed upon that the only such information furnished by the Agent consists of the information in the Prospectus as specified in Annex II hereto.

(b) The Agent will indemnify and hold harmless the Company its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the

Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed upon that the only such information furnished by the Agent consists of the information in the Prospectus as specified in Annex II hereto; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, not to be unreasonably withheld or delayed, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Agent with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of the Agent and to each person, if any, who controls the Agent within the meaning of the 1933 Act or is controlled by or under common control with the Agent and each broker dealer affiliate of the Agent; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Subject to subsection (e) below only with respect to the sale of Shares to the Agent as principal pursuant to a Terms Agreement, the Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this subsection (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(g) hereof.

(e) In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(f) Subject to the additional limitations set forth in Section 5 of this Agreement, in the event of termination of this Agreement (i) prior to the sale of any Shares or (ii) as a result of an event set forth under clauses (i) or (iii) in subsection (e) above, the Agent shall be entitled only to reimbursement of its out-of-pocket expenses actually incurred.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to Further Lane shall be delivered or sent by mail, telex or facsimile transmission to:

Further Lane Securities, L.P.

555 Madison Avenue, 25th Floor

New York, NY 10022

Attn: Arthur Ruffin, Principal

Ph: (212) 808-4800, ext. 402

Fax: (212) 935-2059

with a mandatory copy to: ARuffin-donjon@furtherlane.com

and if to the Company to:

Sarepta Therapeutics, Inc.

215 First Street

Suite 7

Cambridge, MA 02142 Fax: 1 (617) 812-5811

Attention: Chief Executive Officer

with a copy to:

Paul Kinsella, Esq.

c/o Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600 Fax: (617) 951-7050

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Agent and, to the extent provided in Section 7 and Section 8 hereof, the Agent’s affiliates, directors and officers, agents and employees, members and managers, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Waiver of Jury Trial. The Company and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

SAREPTA THERAPEUTICS, INC.

By:	/s/ Sandesh Mahatme
Name:	Sandesh Mahatme
Title:	Senior Vice President, Chief Financial
Officer

Signature Page to Sales Agreement

Accepted as of the date hereof:

FURTHER LANE SECURITIES, L.P.

By:	/s/ J. Michael Araiz
Name:	J. Michael Araiz
Title:	CEO and Managing Member

Signature Page to Sales Agreement

Annex I

SAREPTA THERAPEUTICS, INC.

Common Stock

($0.0001 par value per share)

TERMS AGREEMENT

FURTHER LANE SECURITIES, L.P.

555 Madison Avenue, 25th Floor

New York, NY 10022

Attn:

Ladies and Gentlemen:

Sarepta Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated July [    ], 2013 (the “Sales Agreement”), between the Company and Further Lane Securities, L.P. (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Sales Agreement.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Settlement Date in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

SAREPTA THERAPEUTICS, INC.

By:
Name:
Title:

Accepted as of the date hereof:

FURTHER LANE SECURITIES, L.P.

By:
Name:
Title:

2

Annex II

Information Supplied by the Agent

Subject to the terms and conditions of this Agreement, Further Lane will use its commercially reasonable efforts to sell shares of common stock on the Company’s behalf on a daily basis or as otherwise agreed upon by the Company and Further Lane.

As sales agent, Further Lane will not engage in any transactions that stabilize the Company’s common stock.

Schedule A